Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/28/2023

Work Order Item Number:	W2023092801019 - 3177399
Filing Number:	20233516452
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	09/28/2023 10:50:40 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0794682007-0 **Entity Name:** BitNile Metaverse, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
CORPORATE CREATIONS NETWORK INC.
8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

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Commercial Recording Division
401 N. Carson Street

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0794682007-0
FVAguilar	Filing Number 20233516452
Secretary of State State Of Nevada	Filed On 09/28/2023 10:50:40 AM
	Number of Pages 3

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☑ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: **BitNile Metaverse, Inc.** Entity or Nevada Business Identification Number (NVID): **NV20071519619**
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: **09/28/2023** Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: **Series B Convertible Preferred Stock**
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☑ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X David J. Katzoff Signature of Officer Date: 09/28/2023

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019

1 BITNILE METAVERSE, INC. CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES AND LIMITATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK September 28, 2023 Pursuant to Section 78.1955 of the Nevada Revised Statutes (the "NRS") and Article IV of the Articles of Incorporation, as amended (the "Articles") of BitNile Metaverse, Inc. (the "Corporation"): WHEREAS, on March 6, 2023, following the approval of the Board of Directors of the Corporation (the "Board"), the Corporation filed with the Secretary of State of the State of Nevada, the Certificate of Designation of the Rights, Preferences and Limitations of Series B Convertible Preferred Stock (as amended, the "Certificate"); and WHEREAS, it is the desire of the Board to amend the Certificate; and WHEREAS, the Board, pursuant to the authority conferred upon it by Article IV of the Articles and in accordance with Section 78.1955 of the NRS, adopted the following resolutions: RESOLVED, that that the Certificate be amended as follows: Section 5. Voting Rights of the Certificate is amended by deleting and replacing it in its entirety by the following: "None." Filed in the Office of Secretary of State State Of NevadaBusiness NumberE0794682007-0Filing Number20233516452Filed On09/28/2023 10:50:40 AMNumber of Pages3

2 IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned as of the date first written above. BITNILE METAVERSE, INC. By: Name: Henry Nisser Title: President